Exhibit k(1)


                                                June 10, 2002
Mr. Tom Doodian
Hyperion Fund
One Liberty Plaza
165 Broadway, 36th Floor
New York, NY 10006-1404

Dear Mr. Doodian:

         This will confirm our agreement whereby American Stock Transfer & Trust Company will provide Hyperion Strategic Mortgage Income Fund with complete Registrar and Transfer Agent services for a flat monthly fee of $2,000.00. Please be advised that our fee covers all services that you require including unlimited transfers, reports and mailings to shareholders. The only other charges will be out-of-pocket expenses such as postage and stationary for mailings to all your shareholders. We guarantee this rate for a period of three years.

         All of the following services are included in our flat monthly fee:

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CERTIFICATES
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o      Issuing and registering all stock certificates.
o      Issuing stock options shares electronically through the DWAC system.
o      Processing legal transfers and transactions requiring special handling.
o      Requesting opinion from company's counsel for restricted shares.
o      Mailing certificates to shareholders as a result of transfers.
o      Providing e-mail access for the same day issuance for original issuance.
o      Providing daily reports of processed transfers.

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ACCOUNT MAINTENANCE
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o      Maintaining all shareholder accounts.
o      Placing, maintaining and removing stop transfers.
o      Social Security solicitation.
o      Providing a general 800 number for shareholder inquiries.
o      Handling shareholder/broker inquiries, including Internet correspondence.
o      Issuance of audit confirmations to company's auditors.

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ANNUAL SHAREHOLDER MEETING
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o      Soliciting proxy votes for routine meetings.
o      Imprinting shareholders' names on proxy cards.
o      Mailing material to shareholders.
o      Enclosing multiple proxy cards to same household in one envelope.
o      Receiving remote electronic transmissions from ADP/IECA.
o Transmitting daily proxy tabulation reports to the company via facsimile or telephone.
o      Verifying broker bills.

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PROXY DISTRIBUTION AND TALLYING
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o      Tabulating proxies.
o Internet proxy voting (voteproxy.com). AST can be contacted via the Internet at our website: www.amstock.com and can receive e-mail at info@amstock.com.
o      Preparing final Proxy Tabulation Reports.

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CASH DISTRIBUTION PAYMENTS
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o      Preparing and mailing checks to shareholders.
o      Inserting all required enclosures.
o      ACH/Direct Deposit services.
o      Issuing replacement checks.
o      Maintaining Postal return items.
o      Reconciling checks.
o      Providing check registers to company.

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DIVIDEND REINVESTMENT PLAN ADMINISTRATION
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o      Opening and maintaining participant accounts.
o Acknowledging and processing reinvestment, direct debit and optional cash payments.
o      Mailing quarterly dividend reinvestment statements.
o      Corresponding with plan participants.
o Mailing proceeds to plan participants liquidating or terminating the plan.
o      Mailing year-end tax information to plan participants and the IRS.
o      Providing periodic investment reports to the company.

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TAX FORMS
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o    Mailing year-end 1099 forms to shareholders.
o    Furnishing year-end 1099 forms to shareholders.
o    Replacing lost 1099 forms to shareholders.
o    Escheatment reports furnished to various state agencies.


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LISTS AND MAILINGS
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o     Monitoring and suppressing undeliverable mail until correct address is located.
o     Furnishing unlimited shareholder lists, in any sequence.
o Providing geographical detail reports of stocks issued/surrendered for a specific period.

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REMOTE ACCESS
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         AST provides its clients with remote access to shareholder records through a secure connection to our website. You can quickly access any type of shareholder data and print out the various reports you need instantly from your offices. Utilizing this feature will make our services appear as if we were located in your own offices.

         The closing fee for this Initial Public Offering will be $3,500.00.

         If the above meets your approval, kindly sign where indicated and return one copy to us for our records.


                                            Very truly yours,

                                            AMERICAN STOCK TRANSFER
                                            & TRUST COMPANY

                                            /s/ Michael Karfunkel
                                            Michael Karfunkel
                                            President

AGREED TO AND ACCEPTED
THIS 20th DAY OF JUNE 2002



/s/Clifford E. Lai
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Clifford E. Lai